UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

For Registration Of Certain Classes Of Securities

Pursuant To Section 12 (b) Or 12 (g) Of The

Securities Exchange Act of 1934

Peregrine Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	95-3698422
(State of incorporation or organization	(IRS Employer I.D. No.)

14282 Franklin Avenue, Tustin, California	92780
(Address of principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
10.50% Series E Convertible Preferred Stock, $0.001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:    File No. 333-193113

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the registration under the Securities Exchange Act of 1934, as amended, of shares of 10.50% Series E Convertible Preferred Stock, $0.001 par value per share (the “ Series E Preferred Stock ”), of Peregrine Pharmaceuticals, Inc., a Delaware corporation (the “ Registrant ”). The description of the Series E Preferred Stock to be registered hereunder is set forth under the caption “Description of the Series E Preferred Stock” in the Registrant’s Final Prospectus Supplement with respect to the Series E Preferred Stock (the “ Prospectus Supplement ”) dated February 11, 2014 and filed with the Securities and Exchange Commission on February 12, 2014 pursuant to Rule 424(b)(5) promulgated under the Securities Act of 1933, as amended, relating to the Registrant’s Registration Statement on Form S-3 (File No. 333-193113), which became effective on January 16, 2014. The Prospectus Supplement, including the description of the Series E Preferred Stock contained therein, is incorporated herein by reference.

Item 2. Exhibits.

3.11	Certificate of Designations of Rights and Preferences of 10.50% Series E Convertible Preferred Stock of the Registrant, as filed with the Secretary of State of the State of Delaware on February 12, 2014 (filed herewith).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PEREGRINE PHARMACEUTICALS, INC.

Dated: February 12, 2014	By:	/s/ Paul J. Lytle
Paul J. Lytle Chief Financial Officer